Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
New Century Transportation, Inc.:
We consent to the use of our report dated August 11, 2010 included herein and to the reference to our firm under the heading “Experts” in the prospectus.
Philadelphia, Pennsylvania
August 11, 2010